SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 20, 2009

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

On April 20, 2009, Evolving Systems, Inc. made an optional pre-payment of $1.0 million to the holders of  its Subordinated Notes.  Following the pre-payment, the outstanding amount (principal plus accrued interest) under the Subordinated Notes was approximately $2.98 million.

Text of Agreements.  The full text of the Subordinated Notes was attached as Exhibit 10.1(k) to our Form 8-K filed with the SEC on November 14, 2005.  The full text of the Subordination Agreement and Subordinated Notes Amendment were attached as Exhibits 10.1(h) and 10.1(i), respectively, to our Form 8-K filed with the SEC on February 27, 2008.  The foregoing description is qualified in its entirety by reference to such exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2009

Evolving Systems, Inc.

	By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel